Exhibit 99.1

Ideanomics, Inc. Reports Full Year 2020 Financial Results

-	Revenues for the year ended December 31, 2020, were $26.8 million
-	Significant Resources Available to Drive Long-Term Growth Plan
-	Continued strength in the EV industry, progress in our Mobility unit activities as the value of its S2F2C business model gains traction in the EV industry

New York, NY March 31, 2021/PRNewswire/ -- Ideanomics (NASDAQ: IDEX) ("Ideanomics" or the "Company"), a global company focused on driving the adoption of commercial electric vehicles and associated energy consumption, announced today its Full Year 2020 operating results for the period ended December 31, 2020 (a full copy of the Company's annual 10-K report is available at www.sec.gov).

Conference Call: Ideanomics' management, including Alf Poor (Chief Executive Officer), Conor McCarthy (Chief Financial Officer) and Tony Sklar (SVP of Investor Relations), will host live an earnings release conference call at 4:30 pm ET, Wednesday, March 31, 2021. Time permitting, Ideanomics management will answer questions during the live Q&A session. A replay of the earnings call will be available soon after the conclusion of the event.

To join the webcast, please visit the 'Events & Presentations' section of the Ideanomics corporate website (http://www.ideanomics.com/), or copy/paste this link: https://78449.themediaframe.com/dataconf/productusers/ssc/mediaframe/43504/indexl.html

"We are very pleased with the transformation that took place this past year," said Alf Poor, CEO of Ideanomics. "Despite a year highlighted by COVID-19, we were able to build the groundwork for 2021 and beyond for Ideanomics and we are excited for what the future holds with our recent activity across the EV ecosystem and developments in EV charging infrastructure.”

Ideanomics Full Year 2020 Operating Results

Revenue for the year was $26.8 million with sequential quarter over quarter growth demonstrating the growing strength of Ideanomics’ business. EV revenue in 2020 was $19.5 million versus $2.7 million in 2019, an increase of $16.8 million or more than 600%. The 2020 revenues included our first sales of charging & battery systems, a part of the EV ecosystem that is very important to Ideanomics’ S2F2C (Sales 2 Financing 2 Charging) business model. We expect revenues from charging systems to grow as WAVE, our inductive charging business acquired in January 2021, is included in our financial results starting this quarter. Revenues for the full year 2019 were $44.6 million, however $40.7 million was generated from the Digital Asset Management Services contract that produced no revenues in 2020 and this contract is not expected to produce any revenues for the foreseeable future.

Gross Profit

Gross profit for 2020 was $2.1 million which represented a Gross Margin of 7.7%. Gross profit for 2019 was $43.1 million principally from the sale of digital asset management services which had a gross margin of almost 100%.

Selected Business Updates and Highlights

•	MEG Announces Purchase Agreement for 2,000 Units of D1, BYD's Custom Electric Ride-hailing Vehicle in December 2020
•	Acquired cash flow positive Timios Holding Corp. in January 2021
•	Invested in leading electric tractor company Solectrac in October 2020
•	Bolstered Cash position to $166M as of December 31, 2020

About Ideanomics

Ideanomics is a global company focused on the convergence of financial services and industries experiencing technological disruption. Our Ideanomics Mobility division is a service provider which facilitates the adoption of electric vehicles by commercial fleet operators through offering vehicle procurement, finance and leasing, and energy management solutions under our innovative sales to financing to charging (S2F2C) business model. Ideanomics Capital is focused on disruptive fintech solutions for the financial services industry. Together, Ideanomics Mobility and Ideanomics Capital provide our global customers and partners with leading technologies and services designed to improve transparency, efficiency, and accountability, and our shareholders with the opportunity to participate in high-potential, growth industries.

The company is headquartered in New York, NY, with offices in Beijing, Hangzhou, and Qingdao, and operations in the U.S., China, Ukraine, and Malaysia.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties, and include statements regarding our intention to transition our business model to become a next-generation financial technology company, our business strategy and planned product offerings, our intention to phase out our oil trading and consumer electronics businesses, and potential future financial results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to continue as a going concern; our ability to raise additional financing to meet our business requirements; the transformation of our business model; fluctuations in our operating results; strain to our personnel management, financial systems and other resources as we grow our business; our ability to attract and retain key employees and senior management; competitive pressure; our international operations; and other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov.. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations and Media Contact

Ideanomics,Inc.

Tony Sklar, SVP of Investor Relations

1441 Broadway, Suite 5116 New York, NY 10018.

Email: ir@ideanomics.com

Valerie Christopherson / Lora Wilson

Global Results Communications (GRC)

+1 949 306 6476

valeriec@globalresultspr.com

IDEANOMICS, INC.

CONSOLIDATED BALANCE SHEETS (USD in thousands)

As of December 31,	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$165,764	$2,633
Accounts receivable, net (including due from related parties of $0 and $2,284 as of December 31, 2020 and 2019, respectively)	7,400	2,405
Amount due from related parties	240	1,256
Prepaid expenses	2,629	572
Other current assets	3,726	587
Total current assets	179,759	7,453
Property and equipment, net	330	378
Fintech Village	7,250	12,561
Intangible assets, net	29,705	52,771
Goodwill	1,165	23,344
Long-term investments	8,570	22,621
Operating lease right of use assets	7,117	6,934
Other non-current assets	516	883
Total assets	$234,412	$126,945

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK , REDEMABLE NON-CONTROLLING INTEREST AND EQUITY
Current liabilities
Accounts payable	$5,057	$3,380
Deferred revenue	1,129	477
Accrued salaries	1,750	923
Amount due to related parties	882	3,962
Other current liabilities	1,920	6,466
Current portion of operating lease liabilities	430	1,113
Current contingent consideration	1,325	12,421
Promissory note-short term	568	3,000
Convertible promissory note due to third-parties-short term	—	1,753
Convertible promissory note due to related parties-short term	—	3,260
Total current liabilities	13,061	36,755

Asset retirement obligations	4,653	5,094
Convertible promissory note due to third-parties-long term	—	5,089
Convertible promissory note due to related parties-long term	—	1,551
Operating lease liability-long term	6,759	6,222
Non-current contingent liabilities	7,635	12,235
Other long-term liabilities	535	—
Total liabilities	32,643	66,946
Commitments and contingencies (Note 19)
Convertible redeemable preferred stock and Redeemable non-controlling interest:
Series A - 7,000,000 shares issued and outstanding, liquidation and deemed liquidation preference of $3,500,000 as of December 31, 2020 and 2019, respectively	1,262	1,262
Redeemable non-controlling interest	7,485	—
Equity:
Common stock - $0.001 par value; 1,500,000,000 shares authorized, 344,906,295 and 149,692,953 shares issued and outstanding as of December 31, 2020 and 2019, respectively	345	150
Additional paid-in capital	531,866	282,556
Accumulated deficit	(346,883)	(248,483)
Accumulated other comprehensive loss	1,256	(664)
Total IDEX shareholder's equity	186,584	33,559
Non-controlling interest	6,438	25,178
Total equity	193,022	58,737
Total liabilities, convertible redeemable preferred stock, redeemable non-controlling interest and equity	$234,412	$126,945

IDEANOMICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (USD in thousands, except per share data)

For the years ended December 31,	2020	2019
Revenue from third-parties	$26,749	$1,295
Revenue from related parties	10	43,271
Total revenue	26,759	44,566
Cost of revenue from third-parties	24,701	991
Cost of revenue from related parties	1	467
Gross profit	2,057	43,108

Operating expenses:
Selling, general and administrative expenses	32,399	24,862
Research and development expense	1,635	—
Professional fees	12,541	5,828
Depreciation and amortization	5,310	2,229
Change in fair value of contingent consideration, net	(5,503)	5,094
Impairment losses	42,554	73,669
Total operating expenses	88,936	111,682

Loss from operations	(86,879)	(68,574)

Interest and other income (expense):
Interest expense, net	(15,970)	(5,616)
Expense due to conversion of notes	(2,266)	—
Gain (loss) on extinguishment of debt	8,891	(3,940)
Impairment of and equity in loss of equity method investees	(16,698)	(13,718)
Gain (loss) on disposal of subsidiaries, net	276	(952)
Loss on remeasurement of DBOT investment	—	(3,179)
Other income (expense), net	6,603	(433)
Loss before income taxes and non-controlling interest	(106,043)	(96,412)

Income tax (expense) benefit	—	(417)

Net loss	(106,043)	(96,829)

Deemed dividend related to warrant repricing	(184)	(827)

Net loss attributable to common stockholders	(106,227)	(97,656)

Net (income) loss attributable to non-controlling interest	7,827	(852)

Net loss attributable to IDEX common shareholders	$(98,400)	$(98,508)

Basic and diluted loss per share	$(0.46)	$(0.82)

Weighted average shares outstanding:

Basic and diluted	213,490,535	119,766,859